Exhibit 77(k)

                             FORM N-SAR QUESTION 77
                       FOR PILGRIM VARIABLE PRODUCTS TRUST
                                  on behalf of
                       Growth and Opportunities Portfolio
                            Growth + Value Portfolio
                            High Yield Bond Portfolio
                          International Value Portfolio
                               MagnaCap Portfolio
                                MidCap Portfolio
                        Research Enhanced Index Portfolio
                        SmallCap Opportunities Portfolio


77-K: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

KPMG LLP will be the independent auditor of the Trust for the fiscal year ending December 31, 2000.